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                                                                    EXHIBIT 24.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Group Technologies Corporation Stock Option Plan Dated January 22, 1990 of our report dated March 29, 1996, with respect to the consolidated financial statements and schedule of Group Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP
                                  ---------------------
                                      Ernst & Young LLP
Tampa, Florida
June 27, 1996


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